Exhibit 99.1

Contacts:
Amy Reardon	Elise Caffrey
Media Relations	Investor Relations
A&R Edelman for iRobot Corp.	iRobot Corp.
(303) 596-0041	(781) 418-3003
areardon@ar-edelman.com	ecaffrey@irobot.com
iRobot Announces Preliminary Third Quarter 2007 Results
Timing issues related to delivery of new generation Roombas
drive revenue and profit to fourth quarter; Fiscal 2007 financial expectations reaffirmed
BURLINGTON, Mass., Oct. 10, 2007 — iRobot Corp. (Nasdaq: IRBT) today announced that its third quarter 2007 financial results will be impacted by initial production delays experienced on the iRobot® Roomba® 500 Series Vacuum Cleaning Robot. “Our financial expectations for 2007 remain unchanged,” said Colin Angle, iRobot chief executive officer. “However, the production ramp up by our new contract manufacturer was slower than our initial targeted projections and consequently, revenue from delayed shipments will be recognized in the fourth quarter, resulting in revenue for the third quarter of between $63 million and $64 million,” he added. “This shift from the third to fourth quarters, coupled with unanticipated litigation expenses associated with our legal actions against a former employee and his company, will result in a pre-tax loss of $1 million to $1.5 million for the third quarter.”
The company reaffirmed its full year 2007 financial expectations announced on July 25, 2007. The company continues to expect revenues to be between $233 million to $243 million and pre-tax income to be between $3 million to $5 million. “While there is by definition uncertainty based on the seasonality of our business, we are optimistic about the prospects for the Roomba 500 series in the upcoming holiday season and our ability to deliver against our full-year financial expectations. Historically, more than two-thirds of our revenues are recorded in the second half of the year due to the highly seasonal, consumer-driven nature of our business. Because of the difficulty of predicting the precise timing of shipments between the third and fourth quarters, we announce our expectations for the business in six-month increments,” said Geoff Clear, iRobot chief financial officer. “There are at least three factors critical to our achieving our full-year financial projections: continued successful production of Roomba 500, strong sell through of Roomba 500 in our retail channels, and no unanticipated legal expenses,” he added.
Third Quarter Earnings Release and Conference Call
iRobot will announce its third quarter financial results after close of market on Oct. 24 at which time additional details will be provided. Management will host a conference call, open to all interested investors, to discuss its third quarter 2007 financial results and outlook for future financial performance on Thursday, Oct. 25. Pertinent details include:

Date:   Thursday, Oct. 25, 2007
Time:   8:30 a.m. EDT
Call-In Number: 719-457-2643
A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on Nov. 1, and can be accessed by dialing 719-457-0820, access code 5484379.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE™ Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding anticipated revenue and pre-tax loss for the third quarter of 2007, projected revenue and pre-tax income for Fiscal 2007, and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, fluctuations in our operating results and the seasonality of our business, our ability to enhance our current consumer robots or develop new consumer robots, our ability to produce our consumer robots, our dependence on the U.S. federal government and government contracts, our ability to expand our product offering beyond our current markets, market acceptance of our products, our ability to manage our rapid growth, changes in government policies or spending priorities, unanticipated expenses associated with currently ongoing litigation, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
# # #